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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Amendment No. 2 to Registration Statement No. 333-102106 of Vital Living, Inc. on Form SB-2 of our report dated March 13, 2003, appearing in and incorporated by reference in the Annual Report on Form 10-KSB of Vital Living, Inc. for the year ended December 31, 2002 and to the use of our report dated March 13, 2003 appearing in the Prospectus, which is a part of this Registration Statement. We consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Pannell Kerr Forster of Texas, P.C.
Houston, Texas

April 24, 2003